Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACTS:

Investor Relations, Presstek
603) 594-8585 x3559
investorrelations@presstek.com

Presstek Clears Accounting Matter

Hudson, NH - April 10, 2007 - Presstek Inc.(Nasdaq: PRST), a leading manufacturer and marketer of digital offset printing business solutions, today announced that the U.S. Securities and Exchange Commission (SEC) does not object to the Company’s treatment for certain new product costs as outlined in its press release of March 13, 2007.

With this accounting matter resolved, the Company is now in the process of finalizing its Annual Report on Form 10-K, which is expected to be filed as soon as practicable.

About Presstek
Presstek, Inc. is a leading manufacturer and marketer of high tech digital imaging solutions to the graphic arts and laser imaging markets. Presstek’s patented DI®, CTP and plate products provide a streamlined workflow in a chemistry-free environment, thereby reducing printing cycle time and lowering production costs. Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for high-quality, shorter print runs and faster turnaround while providing improved profit margins. Presstek subsidiary, Lasertel, Inc., manufactures semiconductor laser diodes for Presstek’s and external customers’ applications. For more information visit www.presstek.com, or call 603-595-7000 or email: info@presstek.com.

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